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                                                                  Exhibit 99.6

                                LOCK-UP AGREEMENT


            LOCK-UP AGREEMENT (this "AGREEMENT"), dated as of October 29, 2000, between Scott Kurnit ("SHAREHOLDER") and PRIMEDIA Inc., a Delaware corporation ("PARENT").

            WHEREAS, simultaneously with the execution and delivery hereof, Parent, Abracadabra Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB") and About.com, Inc., a Delaware corporation have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"; capitalized terms used herein and not defined shall have the meanings set forth in the Merger Agreement), dated as of the date hereof;

            WHEREAS, on the Closing Date, pursuant to the Merger Agreement, Shareholder will be entitled to receive shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of Parent (all such shares, together with any other shares of capital stock of Parent that Shareholder acquires after the date hereof as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange, or change of such shares but excluding any shares of Common Stock received pursuant to any employee benefit plan or arrangement, the "SHARES");

            WHEREAS, as a condition to entering into the Merger Agreement, Parent and Merger Sub have required that Shareholder agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, Shareholder has agreed to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereby agree as follows:

      SECTION 1.  TRANSFERS.

            (a) PROHIBITION ON TRANSFERS DURING RESTRICTED PERIOD. Except for Permitted Transfers (as defined below), Shareholder shall not, at any time prior to the termination of the Restricted Period (as defined below) directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, in cash or otherwise (any such transaction, whether or not for consideration, being referred to herein as a "TRANSFER"). For purposes of this Agreement, the "RESTRICTED PERIOD" means the period commencing on the Closing Date and ending on the third anniversary of the Closing Date.

            (b) PERMITTED TRANSFERS. "PERMITTED TRANSFERS" are each of the following:

            (i) during the period commencing on the Closing Date, a number of Shares (the "GUARANTEED SHARES") not to exceed (x) 25,000,000 DIVIDED BY (y) the per
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                  share price of $15.25 (the "GUARANTEED PRICE") of the Common
                  Stock used to calculate the Exchange Ratio;

            (ii) on the first anniversary of the Closing Date, a number of Shares equal to 33-1/3% of [(x) the originally issued Shares MINUS (y) the number of Guaranteed Shares]; and

            (iii) on and after the second anniversary of the Closing Date, 100%
                  of the Shares; and

            (iv)  transfers to Permitted Transferees pursuant to Section 4.

            (c) STOP TRANSFER ORDER. In furtherance of this Agreement, concurrently herewith Shareholder shall and hereby does authorize Parent to notify Parent's transfer agent that there is a stop transfer order with respect to the Shares subject to the terms of this Agreement (and that this Agreement places limits on the transfer of the Shares). Shareholder further agrees to cause Parent not to register the Transfer of any certificate representing any of the Shares unless such Transfer is made in accordance with the terms of this Agreement.

            (d) GUARANTEED PRICE. (i) In the event Shareholder makes a Permitted Transfer pursuant to Section 1(b)(i) above during the period from the Closing Date to the first anniversary of the Closing Date in a bona fide, arm's length transaction at a gross price per share below the Guaranteed Price, and the average closing price per share of the Common Stock as quoted on the NYSE for the trading days from the Closing Date to the trading day preceding such sale is below the Guaranteed Price then, after its receipt of written notice from Shareholder of such sale, which notice shall include evidence reasonably satisfactory to Parent of the gross price per Share received by Shareholder in such sale (the "DISPOSITION PRICE"), Parent shall pay Shareholder, in immediately available funds, an amount equal to (A) the Guaranteed Price, LESS
(B) the Disposition Price, MULTIPLIED BY (C) the number of Shares disposed of in such sale.

            (ii) Prior to making any Permitted Transfer under Section 1b(i) above, Shareholder shall offer to sell the Shares to Parent at a per share price equal to the Guaranteed Price. Parent shall have 24 hours to accept the Offer.

            (e) COPY OF AGREEMENT. A copy of this Agreement shall be filed with the corporate secretary of Parent and shall be kept with the records of Parent and shall be made available for inspection by any shareholder of Parent.

            (f) EFFECT OF VOID TRANSFERS. In the event of any purported Transfer of any Shares in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and Parent shall not give effect to such Transfer. Parent shall not be required to enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any Transfer of Shares in violation of this Agreement.


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      SECTION 2.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder
represents and warrants to Parent as follows:

            (a) At the Effective Time, Shareholder will be the sole record and beneficial owner of, and will have, good and valid title to, the Shares, free and clear of any Liens, except for any Liens arising hereunder. At the Effective Time, Shareholder will have the power to vote, dispose of and otherwise Transfer the Shares without the approval, consent or other action of any person.

            (b) Shareholder has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. No action or proceeding is necessary to authorize the execution and delivery by Shareholder of this Agreement and the consummation by Shareholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

            (c) The execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Shareholder or any of his properties; or (ii) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which Shareholder is entitled under any provision of any agreement, contract, license or other instrument binding upon Shareholder or any of his properties, or allow the acceleration of the performance of any obligation of Shareholder under any indenture, mortgage deed of trust, lease, license, contract, instrument or other agreement to which Shareholder is a party or by which Shareholder, his assets or properties is subject or bound, other than such contraventions, conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent, delay or impair Shareholder's ability to consummate the transactions contemplated by this Agreement.

            (d) The execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby by Shareholder require no filings, notices, declarations, consents or other actions to be made by Shareholder with, nor are any approvals or other confirmations or consents required to be obtained by Shareholder from, any governmental authority.

            (e) Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance on Shareholder's execution and delivery of this Agreement.

      SECTION 3. COMPLIANCE WITH SECURITIES LAWS. Shareholder shall not at any time during or following the Restricted Period make any Transfer, except (a) Transfers pursuant to an effective registration statement under the Securities Act, (b) Transfers in conformity with the requirements of Rules 144 and 145 under the Securities Act or (c) if Shareholder shall have furnished Parent with

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an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, to the effect that the Transfer is otherwise exempt from registration under the Securities Act and that the Transfer otherwise complies with the terms of this Agreement.

      SECTION 4.  PERMITTED TRANSFEREES.

            (a) PERMITTED TRANSFEREES. Shareholder shall be entitled, from time to time prior to the end of the Restricted Period, to Transfer any or all of the Shares owned by him to his parent, spouse, sibling, child, grandchild, niece or nephew of Shareholder or any trust or family limited partnership for the benefit of such person or persons; PROVIDED that any such transferee shall agree in writing in form and substance reasonably satisfactory to Parent to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement, and any such transferee shall be deemed to be a "Shareholder" hereunder (any such transferee, a "PERMITTED TRANSFEREE").

      SECTION 5. LEGENDS. Each certificate representing any Shares issued (whether prior to, on or after the date hereof) to Shareholder shall bear the following legend on the face thereof:

            "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT AMONG THE HOLDER HEREOF AND PRIMEDIA INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. NO TRANSFER, SALE, ASSIGNMENT, EXCHANGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT."

      SECTION 6. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

      SECTION 7. NOTICES. Notices and other communications under this Agreement shall be in writing and shall be deemed given as set forth in Section 8.2 of the Merger Agreement, except that Shareholder shall receive such notices at the address set forth below Shareholder's name on the signature page hereof.

      SECTION 8. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended only by a written instrument duly executed by Parent and Shareholder.

      SECTION 9. ASSIGNMENT. Notwithstanding any other provision of this Agreement, this Agreement shall not be assignable by any party hereto, except by operation of law. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable against, (i) as to Shareholder, Shareholder and Shareholder's beneficiaries and representatives, and (ii) Parent and its successors and permitted assigns. Shareholder agrees that this Agreement and the obligations of Shareholder hereunder shall attach to Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by

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operation of law or otherwise, including Shareholder's heirs, guardians, administrators or successors.

      SECTION 10. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and unenforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity and unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      SECTION 11. FURTHER ACTION. From time to time, at the request of Parent and without further consideration, Shareholder shall execute and deliver to Parent such documents and take such action as Parent may reasonably request in order to consummate the transactions contemplated hereby.

      SECTION 12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      SECTION 13. SPECIFIC PERFORMANCE. Shareholder and Parent acknowledge that this Agreement and the Shares are unique and that no party will have an adequate remedy at law if any other party breaches any covenant herein or fails to perform its obligations hereunder. Accordingly, Shareholder and Parent agree that the others shall have the right, in addition to any other rights that it may have, to specific performance and equitable injunctive relief if any party shall fail or threaten to fail to perform any of its obligations under this Agreement.

      SECTION 14. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

      SECTION 15. SHAREHOLDER CAPACITY. Shareholder signs solely in his capacity as the record holder and beneficial owner of the Shares and nothing herein shall limit or affect any actions taken or to be taken by any officer, director or financial advisor of the Company or its subsidiaries in Shareholder's capacity as an officer, director or financial advisor of the Company or its subsidiaries.

      SECTION 16. NO WAIVER. No failure or delay by Parent to assert any of its rights under this Agreement or otherwise shall constitute a waiver of such rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not

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constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

      SECTION 17. SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the courts of the State of New York, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      SECTION 18. WAIVER OF JURY TRIAL. Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

      SECTION 19. INTERPRETATION. The parties hereto agree that in interpreting this Agreement there shall be no inferences against the drafting party.


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            IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.


                                    PRIMEDIA INC.


                                    By: /s/ Beverly C. Chell
                                        ---------------------------
                                        Name: Beverly C. Chell
                                        Title: Vice Chairman




                                    _______________________________

                                    By: /s/ Scott Kurnit
                                        ---------------------------
                                        Name: Scott Kurnit
                                        Address: 236 East 47th St., Apt. 27E,
                                                 New York, NY  10017
                                        Shares Beneficially Held: 1,302,097
                                        Options Held:








                     [Signature Page to Lock-Up Agreement]


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